EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-80917, 333-05445, 333-49160, 333-70880, 333-100546, 333-101354, 333-106174, 333-109626 and 333-113153) and Form S-8 (Nos. 333-23933, 333-65894, 333-91337, 333-97965 and 333-118338) of AuthentidateHolding Corp. of our report dated September 2, 2005, with respect to our audit of the consolidated financial statements and financial statement schedule as of June 30, 2005 and for the year then ended and our report dated September 2, 2005 on our audit of Management's Report on Internal Control over Financial Reporting and the Effectiveness of Internal Control over Financial Reporting of Authentidate Holding Corp., which are included in the Annual Report on Form 10-K for the year ended June 30, 2005.

We also consent to the reference to our firm in the Registration Statements on Form S-3 under the caption “Experts.”

/s/ Eisner, LLP

New York, New York
September 12, 2005